EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2004 on our audits of the consolidated financial statements of Fonar Corporation and Subsidiaries as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004.

                           /s/ Marcum & Kliegman LLP
                           Marcum & Kliegman LLP

New York, New York
July 14, 2005